Exhibit 10.18

CO-INVESTMENT SECURITIES PURCHASE AGREEMENT

This Co-Investment Securities Purchase Agreement (this “Agreement”), dated as of October 3, 2007, is made and entered into by and between Heckmann Corporation, a Delaware corporation (the “Company”), and Richard J. Heckmann (“Buyer”). Buyer and the Company are collectively referred to herein as the “Parties.”

RECITALS:

WHEREAS, Buyer wishes to purchase from the Company 1,250,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.001 per share, subject to adjustment as provided in Section 2.3 of this Agreement (the “Common Stock”), and one warrant to purchase one share of Common Stock, with each warrant evidencing the right of the holder thereof to purchase one share of Common Stock for $6.00, subject to adjustment as provided in the Warrant Agreement (defined below) (the “Warrants”);

WHEREAS, in connection with the Company’s consummation of a Business Combination (as defined below), Buyer wishes to purchase the Units from the Company and the Company wishes to sell the Units to Buyer on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, this Agreement is integral to the completion of the Company’s initial public offering (the “IPO”) in which Credit Suisse Securities (USA) LLC (“Credit Suisse”), Roth Capital Partners, LLC and Morgan Joseph & Co. Inc. are acting as underwriters (collectively, the “Underwriters”); and

WHEREAS, in consideration for its agreement set forth in Section 6.1 of this Agreement, Heckmann Acquisition, LLC (the “Sponsor”) anticipates receiving substantial benefits upon the completion of the IPO and the Company’s consummation of a Business Combination.

NOW, THEREFORE, in consideration of the premises, representations, warranties and mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

The terms defined in this ARTICLE I shall have for all purposes of this Agreement the respective meanings set forth below:

“Assigned Units” has the meaning set forth in Section 5.1 of this Agreement.

“Business Combination” means the Company’s initial acquisition of one or more operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination that shall have an aggregate fair market value of at least 80% of the Company’s net assets (excluding deferred underwriting discounts and commissions) at the time of such business combination, and pursuant to which a majority of the shares of Common Stock issued in the IPO are voted in favor of the acquisition and less than 30% of the shares of Common Stock issued in the IPO are converted to cash (as described in the Registration Statement).

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Closing” has the meaning set forth in Section 2.4 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.4 of this Agreement.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Consent” means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

“Governmental Body” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar reorganized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority.

“Insider Letter” has the meaning set forth in Section 4.4 of the Securities Escrow Agreement.

“IPO” has the meaning set forth in the recitals to this Agreement.

“Law” means any law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Body.

“Lien” means a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than (i) statutory, mechanics’ or other Liens incurred in the Company’s ordinary course of business or (ii) Liens for taxes incurred but not yet due.

“Lockup Period” has the meaning set forth in Section 5.2(a) of this Agreement.

“Order” means an order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Per Unit Price” has the meaning set forth in Section 2.2 of this Agreement.

“Permit” means a permit, license, certificate, waiver, notice or similar authorization to which Buyer is a party or by which Buyer is bound or any of its assets are subject.

“Permitted Assignees” has the meaning set forth in Section 5.1 of this Agreement.

“Purchase Price” has the meaning set forth in Section 2.2 of this Agreement.

“Registration Statement” means the registration statement on Form S-1, File No. 333-144056, as amended, relating to the IPO.

“Reverse Stock Split” has the meaning set forth in Section 2.3(a) of this Agreement.

“Rule 144” has the meaning set forth in Section 3.1(d) of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

“Securities Escrow Agreement” means a securities escrow agreement, substantially in the form attached hereto as Exhibit A, dated on or about the effective date of the Company’s initial public offering, to be entered into by and between the Company and an escrow agent to be determined by the Company.

“Sponsor” has the meaning set forth in the recitals to this Agreement.

“Underwriters” has the meaning set forth in the recitals to this Agreement.

“Units” has the meaning set forth in the recitals to this Agreement.

“Warrant Agreement” means the amended and restated warrant agreement, attached hereto as Exhibit B, entered into by and between the Company and American Stock Transfer & Trust Company, as warrant agent.

“Warrants” has the meaning set forth in the recitals to this Agreement.

ARTICLE II

PURCHASE OF UNITS

Section 2.1 Purchase and Sale of Units. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Parties contained herein, on the Closing Date, the Company shall sell and deliver to Buyer, and Buyer shall purchase from the Company, the Units, in consideration of the payment of the Purchase Price noted herein.

Section 2.2 Purchase Price. As payment in full for the Units being purchased under this Agreement and against delivery of the certificates therefor, on the Closing Date, Buyer or its Permitted Assignees shall pay $8.00 per unit (the “Per Unit Price”), for an aggregate amount of $10,000,000 (the “Purchase Price”), to the Company by wire transfer of immediately available funds to the account specified by the Company to Buyer.

Section 2.3 Adjustments.

(a) The number of Units to be purchased pursuant to this Agreement, the Per Unit Price and the Purchase Price each assume that the Company will effect a reverse stock split prior to the consummation of the IPO (the “Reverse Stock Split”) whereby each 1.25 shares of Common Stock will be changed and reclassified into one share of Common Stock. For avoidance of doubt, the Reverse Stock Split will not affect the number of Units to be purchased pursuant to this Agreement, the Per Unit Price or the Purchase Price.

(b) If after the date hereof, and subject to the provisions of Section 2.3(g) below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock underlying the Units shall be increased in proportion to such increase in outstanding shares of Common Stock.

(c) If after the date hereof, and subject to the provisions of Section 2.3(g) below, the number of outstanding shares of Common Stock is decreased (other than in connection with the Reverse Stock Split) by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock underlying the Units shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(d) In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than the Reverse Stock Split, or a change covered by Sections 2.3(b) or 2.3(c) hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Parties contained herein, on the Closing Date, in consideration of the payment of the Purchase Price, the Buyer shall purchase and the Company shall cause to be sold and delivered to the Buyer, in lieu of the Units to be purchased pursuant to this Agreement, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Buyer would have received in exchange for the Common Stock and the warrants underlying the Units to be purchased pursuant to this Agreement; and if any reclassification also results in a change in shares of Common Stock covered by Sections 2.3(b) or 2.3(c), then such adjustment shall be made pursuant to Sections 2.3(b), 2.3(c), this Section 2.3(d) and, with respect to the Warrants, the Warrant Agreement. The provisions of this Section 2.3(d) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(e) Upon the occurrence of any event specified in Sections 2.3(b), 2.3(c) or 2.3(d), then, in any such event, the Company shall give written notice to the Buyer and Credit Suisse, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(f) If, by reason of any adjustment made pursuant to this Section 2.3, the Units to be purchased pursuant to this Agreement shall include a fractional interest in a Unit, the number of Units to be purchased pursuant to this Agreement shall be rounded up or down to the nearest whole number.

Section 2.4 Closing. The closing of the purchase and sale of the Units (the “Closing”) shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, or such other place as may be agreed upon by the Parties hereto, concurrently with the closing of the Business Combination on the day on which the Business Combination closes (the “Closing Date”).

Section 2.5 Closing Deliveries. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(a) Buyer Deliveries. At the Closing, Buyer shall deliver to the Company the Purchase Price and, if applicable, any counterpart signature pages to this Agreement executed by any Permitted Assignees pursuant to Section 5.1 hereof.

(b) Company Deliveries. At the Closing, the Company shall deliver to Buyer and, if applicable, any Permitted Assignees, the certificates representing the Units.

Section 2.6 Conditions Precedent to the Obligations of Buyer and the Company. Each of Buyer’s and the Company’s obligation to consummate the Closing is subject to the Company’s consummation of the Business Combination.

Section 2.7 Further Assurances. The Parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to the Company that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement.

Section 3.1 Investment Representations. In connection with the purchase of the Securities, Buyer represents to the Company the following:

(a) Buyer has been furnished with all materials relating to the Company’s business affairs and financial condition and materials related to the offer and sale of the Units that have been requested by Buyer and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Units. Buyer has been afforded the opportunity to ask questions of the executive officer and directors of the Company. Buyer understands that its investment in the Units involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as Buyer has considered necessary to make an informed investment decision with respect to Buyer’s acquisition of the Units. Buyer has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Units, and is able to bear the economic risk of an investment in the Units in the amount contemplated hereunder. Buyer has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Units. Buyer can afford a complete loss of its investment in the Units. Buyer is purchasing the Units for investment for Buyer’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

Buyer understands that the Company is a blank check development stage company recently formed for the purpose of consummating the Business Combination and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate the Business Combination.

(b) Buyer understands that the Units (and the underlying securities thereof) have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and Buyer’s compliance with, the representations and warranties and agreements of Buyer set forth herein to determine the availability of such exemptions and the eligibility of Buyer to acquire such Units, including, but not limited to, the bona fide nature of Buyer’s investment intent as expressed herein.

(c) Buyer further acknowledges and understands that the Units (and the underlying securities thereof) must be held indefinitely unless the Units (and the underlying securities thereof) are subsequently registered under the Securities Act or an exemption from such registration is available. Buyer understands that the certificates evidencing the Units (and the underlying securities thereof) will be imprinted with a legend which prohibits the transfer of the Units (and the underlying securities thereof) unless the Units (and the underlying securities thereof) are registered or such registration is not required in the opinion of counsel for the Company.

(d) Buyer is familiar with the provisions of Rule 144 under the Securities Act, as in effect from time to time (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Units (and the underlying securities thereof) under the Securities Act, the Units (and the underlying securities thereof) may be resold by Buyer only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after Buyer has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Buyer further understands that at the time Buyer wishes to sell the Units there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Buyer would be precluded from selling the Units (and the underlying securities thereof) under Rule 144 even if the minimum holding period requirement had been satisfied. Notwithstanding Sections 3.1(d) and (e) hereof, Buyer understands that it may be considered a promoter of the Company and understands that it is the position of the SEC that promoters or affiliates of a blank check company and their transferees, both before and after the Business Combination, would act as an “underwriter” under the Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

(f) Buyer represents that Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act.

(g) Buyer has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The purchase by Buyer of the Units does not conflict with any material contract by which Buyer or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to Buyer or its property. The principal place of business of Buyer is as set forth on the signature page hereto.

(h) Buyer did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

(i) Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units or the fairness or suitability of the investment in the Units, nor have such authorities passed upon or endorsed the merits of the offering of the Units.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1 Company Representations and Warranties. The Company hereby represents and warrants to Buyer that the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The sale by the Company of the Units does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

Section 4.2 Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, the Company.

Section 4.3 No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, contract or Permit to which the Company is a party or by which it is bound or any of its assets are subject, or any provision of the Company’s organizational documents as in effect on the Closing Date, (b) result in the imposition of any Lien, claim or encumbrance upon any assets owned by the Company; (c) require any Consent under any contract or organizational document to which the Company is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Units.

ARTICLE V

ASSIGNMENT AND TRANSFER

Section 5.1 Assignment by Buyer. Notwithstanding anything herein to the contrary, from the date hereof until the Closing Date, Buyer may assign to any of its controlled affiliates (collectively, the “Permitted Assignees”), the right to purchase any portion of the Units (the “Assigned Units”). In the event of such an assignment, such Permitted Assignees will assume Buyer’s obligations under this Agreement in regards to the Assigned Units. Each Permitted Assignee will pay to the Company at the Closing an amount equal to the product of the Per Unit Price and the number of Assigned Units to be purchased by such Permitted Assignee, and will be bound by the restrictions imposed on the Assigned Units by this Agreement, including the restrictions set forth in Section 5.2 hereof. Each Permitted Assignee will execute a counterpart signature page to this Agreement, agreeing to be bound by the provisions of this ARTICLE V. At the Closing, the Company will deliver to such Permitted Assignees the certificates representing the Assigned Units.

Section 5.2 Transfer Restrictions.

(a) Buyer shall not sell, offer to sell, contract or agree to sell, assign, hypothecate, pledge, donate, encumber, grant any option to purchase or otherwise dispose of any interest in the Units (and the underlying securities) until after 180 days from the consummation of the Business Combination (the “Lockup Period”) .

(b) Notwithstanding the foregoing, Buyer may transfer any of the Units (i) by gift to a member of the Buyer’s immediate family for estate planning purposes or to a trust, the beneficiary of which is the Buyer or a member of the Buyer’s immediate family, (ii) if the Buyer is not a natural person, by gift to a member of the immediate family of such Buyer’s controlling person for estate planning purposes or to a trust, the beneficiary of which is such Buyer’s controlling person or a member of the immediate family of such Buyer’s controlling person, (iii) by virtue of the laws of descent and distribution upon death of the Buyer, or (iv) pursuant to a qualified domestic relations order; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by such Buyer transferring such Units and such other documents as the Company or Credit Suisse may reasonably require. During the Lockup Period, no Buyer shall pledge or grant a security interest in such Buyer’s Units or grant a security interest in such Buyer’s rights under this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Failure to Purchase. Each of Sponsor and the Company understands and agrees that in the event that Buyer, or a Permitted Assignee of Buyer, fails to purchase the Units in accordance with, and subject to, the terms of this Agreement, the Company will purchase, and the Sponsor will sell, for an aggregate purchase price of $1,000, all of the founders’ units (as defined in the Registration Statement) issued to the Sponsor in June 2007 (after giving effect to any stock split to be effected by the Company prior to the closing of the Company’s initial public offering and any redemption of founder’s units as a result of the failure of the Underwriters to exercise their over-allotment option in full).

Section 6.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to a party hereto at such party’s address hereinafter set forth on the signature page hereof, or to Credit Suisse at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attn: LCD-IBD, or at such other address as such party or Credit Suisse may designate by ten days advance written notice to the other party hereto and Credit Suisse.

Section 6.3 Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon Buyer and Buyer’s successors and assigns.

Section 6.4 Attorneys’ Fees; Specific Performance. Buyer shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

Section 6.5 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof. The Parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

Section 6.6 Further Execution. The Parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

Section 6.7 Independent Counsel. Buyer acknowledges that this Agreement has been prepared on behalf of the Company by Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company and that Skadden, Arps, Slate, Meagher & Flom LLP does not represent, and is not acting on behalf of, Buyer. Buyer has been provided with an opportunity to consult with Buyer’s own counsel with respect to this Agreement.

Section 6.8 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by (i) an agreement in writing signed by each of the Parties hereto and (ii) the prior written consent of Credit Suisse which shall not be unreasonably withheld.

Section 6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

Section 6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement or any counterpart may be executed via facsimile or electronic mail transmission, and any such executed facsimile or electronic mail copy shall be treated as an original.

Section 6.11 Survival. The representations and warranties contained herein will survive the delivery of, and the payment for, the Units.

Section 6.12 Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of Purchaser in the negotiation, administration, performance or enforcement hereof.

Section 6.13 Third Party Beneficiaries. Credit Suisse shall be a third party beneficiary of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

HECKMANN CORPORATION

By:	/s/ Richard J. Heckmann
Name:	Richard J. Heckmann
Title:	Chief Executive Officer

Address:
75080 Frank Sinatra Dr.
Palm Desert, California 92211

BUYER:

/s/ Richard J. Heckmann
Richard J. Heckmann

Address:
75080 Frank Sinatra Dr.
Palm Desert, California 92211

Solely with respect to Section 6.1 of this Agreement:

SPONSOR:

HECKMANN ACQUISITION, LLC

By:	/s/ Richard J. Heckmann
Richard J. Heckmann
Sole Member and Manager

Address:
75080 Frank Sinatra Dr.
Palm Desert, California 92211